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                                                                    Exbibit 23.3



                       [LETTERHEAD OF FOTINAKIS PHITIDIS]



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



HOSPITALITY WORLDWIDE SERVICES, INC.
New York, New York



We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated March 14, 1997 and October 3, 1996 relating to the financial statements of Leonard Parker Company (Africa) (Proprietary) Limited, which are not included in that Prospectus.



We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ FOTINAKIS PHITIDIS
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FOTINAKIS PHITIDIS



Chartered Accountants (SA)



JOHANNESBURG
September 17, 1997